Exhibit 23.1




                      CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-8 (Nos. 2-80978, 33-4042, 33-27203, 33-29498, 33-46968 and 33-51691), Form S-3 (Nos. 33-11920,
33-15793,  33-17614,  33-21984,  33-23058,  33-25634,  33-31319,  33-45847,
33-69230,  33-55347,  33-46292  and  33-59567) and Form S-4 (Nos. 33-96262 and
333-923) of our report dated February 9, 1996 appearing on page F-2 of Triton Energy Corporation's Annual Report on Form 10-K for the year ended December 31, 1995.




Price Waterhouse LLP

Dallas, Texas
March 12, 1996